As filed with the Securities and Exchange Commission on April 10, 2003
                                                            Registration No. __
--------------------------------------------------------------------------------

ITEM 1.  SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                     CARACO PHARMACEUTICAL LABORATORIES LTD.
             (Exact name of registrant as specified in its charter)


         MICHIGAN                                         38-2505723
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             1150 ELIJAH MCCOY DRIVE
                             DETROIT, MICHIGAN 48202
                            TELEPHONE: (313) 871-8400
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -----------------------------

      THE 1993 STOCK OPTION PLAN OF CARACO PHARMACEUTICAL LABORATORIES LTD.
  THE 1999 EQUITY PARTICIPATION PLAN OF CARACO PHARMACEUTICAL LABORATORIES LTD.

                          -----------------------------
                            (Full title of the plans)

                   NARENDRA N. BORKAR, CHIEF EXECUTIVE OFFICER
                             1150 ELIJAH MCCOY DRIVE
                             DETROIT, MICHIGAN 48202
                            TELEPHONE: (313) 871-8400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                               FRED B. GREEN, ESQ.
                         BODMAN, LONGLEY, & DAHLING LLP
           34TH FLOOR, 100 RENAISSANCE CENTER, DETROIT, MICHIGAN 48243
                            TELEPHONE: (313) 392-1056
                            FACSIMILE: (313) 393-7579

                          -----------------------------



                                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                     Proposed Maximum          Proposed Maximum
Titles of Securities       Amount to be             Offering Price Per        Aggregate Offering            Amount of
to be Registered           Registered (1)                 Share                     Price               Registration Fee

-----------------------------------------------------------------------------------------------------------------------------
Common Stock               266,375 shares(2)             $ - (3)                 $208,505(3)                  $ 16.87
(no par value)

Common Stock               2,996,000 shares(4)           $ - (5)                 $7,475,950(5)                $604.80
(no par value)                                                                                                --------
                                                                                                              $621.67


-------------------

(1) Pursuant to Rule 416(a), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with terms of the above-referenced plans which provide for changes in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Indicates the number of shares of Common Stock, no par value ("Common Stock"), authorized and reserved for issuance and which may be sold upon the exercise of options which have been granted to certain persons under The 1993 Stock Option Plan of Caraco Pharmaceutical Laboratories Ltd.

(3) Estimated solely for the purpose of computing the registration fees only, pursuant to Rule 457(h), as follows: 266,375 shares now under option on the basis of the exercise prices per share (averaging $0.78 per share and ranging from $0.66 to $1.00 per share).

(4) Indicates the number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of options which have been and may be granted to certain persons under The 1999 Equity Participation Plan of Caraco Pharmaceutical Laboratories Ltd.

(5) Estimated solely for the purpose of computing the registration fees only, pursuant to Rule 457(h), as follows: (i) as to 543,000 shares now under option on the basis of the exercise prices per share (averaging $1.03 per share and ranging from $0.68 to $1.25 per share); and (ii) as to 2,453,000 shares for which options have not yet been granted on the basis of the average of the bid and asked prices for the Common Stock ($2.82) as reported on the OTC Bulletin Board on April 9, 2003.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 2.    PLAN INFORMATION

Not required to be filed with the Registration Statement


ITEM 3.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with the Registration Statement.


            PART II - INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 4.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Caraco Pharmaceutical Laboratories Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated as of their respective dates in this Registration Statement by reference:

1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002.

2.       The Company's 2002 definitive Proxy Statement.

3. The description of the Company's common stock, no par value per share, contained in the Company's Form SB-2 filed with the Commission on July 3, 2002.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 5.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 6.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.


ITEM 7.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A.       The Michigan Business Corporation Act

                  1. Indemnification from Actions Brought by Third Parties

         The Company is incorporated under the laws of the State of Michigan and is subject to the Michigan Business Corporation Act, as amended ("MBCA"). The MBCA provides that a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation ("Third Party Action"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful ("Standard of Conduct"). The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  2. Indemnification from Actions By or In the Right of the Corporation

                  The MBCA further provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor ("Corporation Action") by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders ("Standard of Conduct"), except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent for any indemnification against expenses that may be ordered by the Court.

                  3. Indemnification Against Expenses

         To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of either a Third Party Action or a Corporation

Action, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this paragraph.

                  4. Permissible Indemnification Provisions in the Articles of Incorporation

                  The articles of incorporation may contain a provision eliminating or limiting a director's liability to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except liability for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled, or (ii ) intentional infliction of harm on the corporation or the shareholders, or (iii ) approval of certain wrongful corporate acts, or (iv ) an intentional criminal act.

                  5. Determination of the Propriety of Indemnification and Evaluation and Payment of Expenses

                  To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director, a corporation may indemnify a director for the expenses and liabilities described in this paragraph without a determination that the director has met the statutory Standards of Conduct required for Third Party Actions and Corporation Actions, but no indemnification may be made except to the extent authorized by a court, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, approved certain wrongful corporate acts, or intentionally committed a criminal act. In connection with a Corporation Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with a Third Party Action, indemnification under this paragraph may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

                  In the absence of a provision in the articles of incorporation eliminating or limiting the liability of a director, indemnification from Third Party Actions or Corporation Actions, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporate Actions and upon an evaluation of the reasonableness of expenses and amounts paid in settlement.

                  If a person is entitled to indemnification under the provisions relating to either a Third Party Action or a Corporate Action for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

                  The determination of the propriety of indemnification and evaluations of the reasonableness of expenses and settlement shall be made in any of the following ways: (a) by a majority vote of a quorum of the board consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (b) if a quorum cannot be obtained under subdivision (a), by majority vote of a committee duly designated by the board and consisting solely of 2 or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding, or (c) by independent legal counsel in a written opinion, which counsel shall be selected pursuant to the terms and conditions of the MBCA, or (d) by all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, or (e) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

                  An authorization of payment of indemnification shall be made in any of the following ways:

                  (a) by the board in one of the following ways:

                           (i) if there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (ii) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (iii) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose, (iv) if there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with the MBCA, in which authorization all directors may participate.

                  (b) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

                  6. Payment or Reimbursement of Reasonable Expenses Prior to Final Disposition of Proceedings.

                  A corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable Standard of Conduct required for Third Party Actions and Corporation Actions, and (b) the person furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable Standard of Conduct required for Third Party Actions and Corporation Actions. The undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment.

                  Determinations and evaluations shall be made in the same manner as described in paragraph 5 above.

                  A provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement making indemnification mandatory shall also make the advancement of expenses mandatory unless the provision, resolution, or agreement specifically provides otherwise.

                  7. Statutory Indemnification or Advancement of Expenses is Not Exclusive.

                  The indemnification or advancement of expenses provided under the MBCA is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in the MBCA continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

                  8. Liability Insurance.

                  A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under other provisions of the MBCA.

         B.       Company's Articles of Incorporation

                  Article XV of the Company's Amended and Restated Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for a breach of the director's fiduciary duty, except for liability: (i) for a breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) for violation of Section 551(i) of the MBCA, (iv) for a transaction from which the director derived an improper benefit, or (v) for acts or omissions occurring before June 20, 1994.

         If the MBCA hereafter is amended to further eliminate or limit the liability of a director, then a director of the Company, in addition to the circumstances in which a director is not personally liable, as set forth in the paragraph above, shall not be liable to the fullest extend permitted by the MBCA, as amended.

         For purposes of Article XV, "fiduciary duty as a director" shall include, but not be limited to, any fiduciary duty arising out of serving at the request of the Company as a director of another corporation, partnership, joint venture, trust or other enterprise, and any liability to the Company in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the foregoing provision of
Article XV by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                  C.       Company's Bylaws

                  Article VII of the Company's Amended and Restated Bylaws provides for indemnification of directors and officers as follows:

         Section 1. Indemnification. The Corporation shall indemnify each of the directors and officers of the Corporation, and may indemnify any other individual, to the fullest extent permitted by Sections 561 and 562 of the MBCA, as it may be amended from time to time and as otherwise permitted by law, and shall promptly make or cause to be made any determination required by Section 564a of the MBCA. The Corporation shall pay and reimburse each of he directors and officers of the Corporation, and may pay and reimburse any other individual, to the fullest extent permitted by Section 564b of the MBCA and as otherwise permitted by law, and the Corporation shall promptly make or cause to be made any determination required by Section 564b.

         Section 2. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MBCA.

         Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the Shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or modification.

ITEM 8.    EXEMPTION FROM REGISTRATION.

Not applicable.


ITEM 9.    EXHIBITS.

The following documents are attached hereto or incorporated herein by reference as exhibits to this Registration Statement:

         Exhibit Number             Description of Document

         4.1 Amended and Restated Articles of Caraco Pharmaceutical Laboratories Ltd. (1)

         4.2 Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 13, 1997. (2)

         4.3 Certificate of Amendment to the Amended and Restated Articles of Incorporation filed February 10, 2000. (3)

         4.4 Amended and Restated Bylaws of Caraco Pharmaceutical Laboratories Ltd. (4)

         4.5                        Amendment to Amended and Restated Bylaws.
                                    (5)

         4.6 Amendment to Amended and Restated Bylaws dated November 21, 2002. (8)

         4.7 The 1993 Stock Option Plan of Caraco Pharmaceutical Laboratories Ltd. (6)

         4.8 The 1999 Equity Participation Plan of Caraco Pharmaceutical Laboratories Ltd. (7)

         5.1                        Opinion of Bodman, Longley, & Dahling LLP.
                                    (+)

         23.1                       Consent of Rehmann Robson. (+)

         23.2 Consent of Bodman, Longley, & Dahling LLP, legal counsel (contained in Exhibit 5.1).


         -----------------------------
         + Filed herewith

                  (1) Incorporated by reference from Exhibits to Registrant's Form 10-KSB filed on March 1995, Commission File No. 0-24676.

                  (2) Incorporated by reference from Exhibits to Registrant's Form 10-KSB filed on March 31, 1997, Commission File No. 0-24676.

                  (3) Incorporated by reference from Exhibits to Registrant's Pre-Effective Amendment No. 1 to Form SB-2 filed on October 4, 2002, Commission File No. 333-91968.

                  (4) Incorporated by reference from Exhibits to Registrant's Form 10-KSB filed on March 31, 1998, Commission File No. 024676.

                  (5) Incorporated by reference from Exhibits to Registrant's Form SB-2 filed on July 3, 2002, Commission File No. 333-

                  (6) Incorporated by reference from Exhibits to Registrant's Registration Statement on Form SB-2, as amended, filed on November 5, 1993, Commission File No. 33-71398C.

                  (7) Incorporated by reference from Exhibit A to Registrant's Proxy Statement filed on April 28, 1999, Commission File No. 0-24676.

                  (8) Incorporated by reference from Exhibits to Registrant's Form 10-KSB filed on March 31, 2003, Commission File No. 0-24676.

ITEM 10.   UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Detroit, State of Michigan on April 8, 2003.

                                                 CARACO PHARMACEUTICAL
                                                 LABORATORIES LTD.



                                                 By: /s/ Narendra N. Borkar
                                                     ---------------------------
                                                         Narendra N. Borkar
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, this 8th day of April, 2003, Narendra N. Borkar and Jitendra N. Doshi, and each one of them acting singly, as the person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and prospectus supplements and re-offer prospectuses) to this registration statement and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated, on April 8, 2003.



         Name and Signature                                         Title


/s/ Dilip Shanghvi                           Chairman of the Board
-------------------------------------
     Dilip Shanghvi


/s/ Narendra N. Borkar                       President, Chief Executive Officer,
-------------------------------------        Treasurer and Director (Principal
     Narendra N. Borkar                      Executive Officer)



/s/ Jitendra N. Doshi                        Chief Operating Officer, Chief
-------------------------------------        Financial Officer and Director
     Jitendra N. Doshi                       (Principal Financial and
                                             Accounting Officer)


/s/ Sailesh T. Desai                         Director
-------------------------------------
     Sailesh T. Desai


/s/ David A. Hagelstein                      Director
-------------------------------------
     David A. Hagelstein


/s/ Phyllis Harrison-Ross                    Director
-------------------------------------
     Phyllis Harrison-Ross


/s/ Jay F. Joliat                            Director
-------------------------------------
     Jay F. Joliat


/s/ Sudhir Valia                             Director
-------------------------------------
     Sudhir Valia

                                  EXHIBIT INDEX


    Exhibit Number                      Description of Document
    --------------                      -----------------------


         5.1                            Opinion of Bodman, Longley, & Dahling
                                        LLP.

         23.1                           Consent of Rehmann Robson.

         23.2 Consent of Bodman, Longley, & Dahling LLP, legal counsel (contained in Exhibit 5.1).


                                       1